EXHIBIT 23.4

CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.

We hereby consent to the use of our opinion letter to the Board of Directors of Roma Financial, Inc. (“Roma”) that is included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Investors Bancorp, Inc. (“Investors”) relating to the proposed merger of Investors and Roma and to the references to such opinion in the Joint Proxy Statement/Prospectus.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement /Prospectus or Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.
New York, New York
March 18, 2013